                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       14a-6(e)(2))
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/X/    Soliciting Material Under Rule 14a-12

                            THE SERVICEMASTER COMPANY
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                                 MARK E. SCHWARZ
                               MIO PARTNERS, INC.
                                 COMPASS SAV LLC
                        COMPASS OFFSHORE SAV PCC LIMITED
                        --------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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       Newcastle  Partners,   L.P.   ("Newcastle"),   together  with  the  other
participants named herein,  are filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the preliminary  filing with the SEC of a proxy statement and an accompanying  proxy card to be used to solicit votes for the election of their director  nominees at the 2007 annual meeting of stockholders of The ServiceMaster Company, a Delaware corporation, which has not yet been scheduled.

Item 1: On November 27, 2006, the following article was published in Crains.

                      SERVICEMASTER FACES WRATH OF WALL ST.

By Bob Tita
Nov. 27, 2006

       ServiceMaster  Co.,  known for  mixing  Christian  faith  with its varied businesses, is facing judgment day.

       CEO  Patrick  Spainhour  is being  pressured  to sell all or parts of the company to remedy lackluster earnings and an anemic stock price.  Private-equity firms are interested in buying the company,  whose  businesses  include TruGreen
ChemLawn service and Terminix pest control, the Wall Street Journal reports.

       So far, Mr. Spainhour has shown no interest in selling. That's frustrated shareholder  Newcastle Capital Management L.P. The hedge fund, which holds 1% of
ServiceMaster's  stock,  sent a letter this month  asking the company to divulge any buyout offers it has received.

       "This company owns all the leading  businesses  (in its markets) and it's underperformed  in every  instance,"  says Mark  Schwarz,  Newcastle's  managing member.  "They paint a picture of a board that's not  interested in  considering alternatives."  Mr. Schwarz warned that  disgruntled  shareholders are likely to challenge  the  election  of  directors  next  year if the  company  isn't  more responsive.

       Chicago-based    Ariel   Capital    Management    LLC,    ServiceMaster's
second-largest  shareholder  with a 10% stake,  said  earlier this year that the company should consider finding a buyer or going private.

       A  spokesman  for  Downers  Grove-based  ServiceMaster  says it  plans to respond to Newscastle's request. Mr. Spainhour is expected to present strategies to boost  profit  through  2009  during a meeting  Tuesday  with  investors  and analysts in New York.

       "We've been putting  together  these plans with an eye toward  increasing shareholder  value," the spokesman  says.  "We've got a very strong and detailed presentation."

       Mr. Spainhour, former CEO of apparel chain Ann Taylor and a ServiceMaster director  since 2005,  was a surprise  choice for CEO and chairman in June after the  resignation of Jonathan Ward in May. His first months at the helm have been rocky.  Third-quarter  profit slipped 17% from a year earlier to $68 million, or
23 cents a share,  because of weather-related  factors.  Sales rose 5% to $971.4 million.  In July,  the stock sank to its lowest price in almost three years but has  climbed  25% since,  partly on takeover  speculation.  It closed  Friday at
$12.05.

       ServiceMaster, which plans to move to Memphis next year, has pursued dual goals of honoring  God and  boosting  profit  since its  founding  in 1929.  The company opened its annual meeting in May with a prayer. "Honor God in all we do"
is the first  corporate  objective on the company's Web site. It's a combination that probably will end if  ServiceMaster  is sold.  But most  investors are more concerned about the bottom line.

           "We  just  hope  they're   doing   everything   possible  to  enhance
shareholder  value," says John  Miller,  Ariel  senior  vice-president.  "If the company  decides to explore  strategic  alternatives,  that's  something that we would welcome."

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

       Newcastle  Partners,   L.P.   ("Newcastle"),   together  with  the  other
participants  named  herein,  intend  to  make a  preliminary  filing  with  the
Securities  and  Exchange  Commission  ("SEC")  of  a  proxy  statement  and  an accompanying  proxy card to be used to solicit  votes for the  election of their
director   nominees  at  the  2007  annual  meeting  of   stockholders   of  The
ServiceMaster Company, a Delaware corporation (the "Company"), which has not yet been scheduled.

       NEWCASTLE  STRONGLY  ADVISES ALL  STOCKHOLDERS OF THE COMPANY TO READ THE
PROXY  STATEMENT  WHEN  IT  IS  AVAILABLE  BECAUSE  IT  WILL  CONTAIN  IMPORTANT
INFORMATION.  SUCH PROXY  STATEMENT  WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S
WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,   THE  PARTICIPANTS  IN  ANY
SOLICITATION  WILL PROVIDE  COPIES OF THE PROXY  STATEMENT  WITHOUT  CHARGE UPON
REQUEST.  REQUESTS  FOR COPIES  SHOULD BE  DIRECTED TO MARK  SCHWARZ,  NEWCASTLE
PARTNERS, L.P., AT (214) 661-7474.

       The  participants  in the proxy  solicitation  are  Newcastle,  Newcastle
Capital Management,  L.P. ("NCM"), Newcastle Capital Group, L.L.C. ("NCG"), Mark
E.  Schwarz,  MIO  Partners,  Inc.  ("MIO"),  Compass SAV LLC  ("Compass I") and
Compass Offshore SAV PCC Limited  ("Compass II" and together with Compass I, the
"Compass Entities") (together, the "Participants").

       As of the close of  business  on  November  28,  2006,  the  Participants beneficially  owned an  aggregate  of  6,426,800  shares of Common  Stock of the
Company, consisting of 4,147,000 shares owned by Newcastle, 911,663 shares owned by Compass I and  1,368,137  shares  owned by Compass  II.  NCM,  as the general partner of Newcastle,  may be deemed to  beneficially  own the 4,147,000  shares owned by  Newcastle.  NCM may also be deemed to  beneficially  own the 2,279,800 shares owned by the Compass  Entities by virtue of its power to vote and dispose of such shares  pursuant to account  management  agreements  under which NCM has been granted certain investment  authority with respect to the Compass Entities.
NCG, as the  general  partner of NCM,  which in turn is the  general  partner of
Newcastle,  may be deemed to  beneficially  own the  4,147,000  shares  owned by
Newcastle and the 2,279,800 shares owned by the Compass Entities.  Mark Schwarz, as the managing  member of NCG, the general partner of NCM, which in turn is the general partner of Newcastle,  may be deemed to  beneficially  own the 4,147,000 shares  owned  by  Newcastle  and the  2,279,800  shares  owned  by the  Compass
Entities.  As the investment manager of the Compass Entities,  MIO may be deemed to beneficially own the 2,279,800 shares owned by the Compass Entities.